ACQUISITION AGREEMENT

           This ACQUISITION AGREEMENT is entered into and made effective as of  the 25th day of July, 2011 by and between Alternative Energy Partners, Inc, a Florida corporation ("AEGY" or “Buyer”) and Élan Energy & Water, Inc. (“Élan” or “Seller”).

WHEREAS, Seller has acquired or has contracted to acquire two corporations identified in Exhibit A (“the Targets”) which are engaged in the business of commercial and residential HVAC installation, maintenance and repair; and

WHEREAS, AEGY is engaged in the commercial and residential HVAC business through its wholly-owned subsidiary, Élan Energy, Inc. (the “Subsidiary”); and

WHEREAS, upon the terms and conditions set forth below, Seller desires to sell Targets to Buyer for and Buyer desires to acquire the Targets for its Subsidiary, such that, following such transaction, Subsidiary will own 100%  of the Targets;

           NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.    SALE AND PURCHASE OF SHARES.

1.1           PURCHASE.  Subject to the terms and conditions herein set forth, AEGY hereby agrees to acquire and Seller hereby agrees to transfer the Targets to Subsidiary, which the parties agree have a fair market value for purposes of this acquisition transaction of $500,000.

1.2 CONSIDERATION.  The consideration for the Targets shall be 100,000 shares of Series A Convertible Preferred Stock of AEGY (“AEGY Shares”) valued at $500,000, with the rights and privileges set forth in the Statement of Rights and Privileges of Series A Convertible Preferred Stock as set forth in Exhibit B hereto.

2.  REPRESENTATIONS AND WARRANTIES

2.1           REPRESENTATIONS AND WARRANTIES OF BUYER.  AEGY represents and warrants as follows:

a)        CORPORATE ORGANIZATION AND GOOD STANDING.  AEGY is duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b)         CORPORATE AUTHORITY.  AEGY has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)        AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by the Seller.

d)        LITIGATION.  To the knowledge of AEGY, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Company.

e)        NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of AEGY is subject to or by which AEGY is bound.

2.2           REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants as follows:

a) TARGETS.  Seller is or will be the sole shareholder of the Targets to be transferred to Buyer and holds all of the issued and outstanding shares of the Targets.  Seller may transfer the outstanding shares of the Targets to AEGY free of all claims, liens, demands, encumbrances or other liabilities.

b)        NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which an individual Seller is bound.

c)        Seller has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the common stock offered by Buyer of the size contemplated. Seller represents that he is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment.

c)        Seller is acquiring the Buyer’s common stock solely for Seller’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Buyer’s common stock.

d)        Seller will not sell or otherwise transfer the Buyer’s common stock without registration under the Act or an exemption therefrom and fully understands and agrees that he, as the Seller, must bear the economic risk of his proportionate purchase of Buyer’s stock for an indefinite period of time because, among other reasons, the Buyer’s common stock have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act of 1933 and under the applicable securities laws of all applicable states or unless an exemption from such registration is available.

3.  CONDITIONS PRECEDENT

3.1           Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

a)        No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

b)        Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

3.2           Conditions to Seller’s Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

a)        Representatives and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity.

b)        Performance of Obligations of Buyer. Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

c)        Acquisition of Targets.  Seller shall have closed on the pending acquisitions of the Targets on or before .August 31, 2011.

3.3           Conditions to Buyer’s Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

a)        Representatives and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

b)        Performance of Seller. Seller shall have performed all agreements and covenants required to be performed by them under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

4. CLOSING AND DELIVERY OF DOCUMENTS

4.1           Time and Place. The Closing of the transaction contemplated by this Agreement shall take place at the offices of Buyer, unless otherwise agreed by the Parties, immediately upon the full execution of this Agreement, the satisfaction of all conditions except for Section 3.2(b) specifically the delivery of all required documents, or at such other time and place as the Parties mutually agree upon.  All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2           Deliveries by Parties. At Closing, the parties shall make the following deliveries to the other:

a)        AEGY shall deliver stock certificates to Seller for 100,000 shares of Series A Convertible Preferred Stock.

b)        Seller shall deliver stock certificates for all of the issued and outstanding stock of Targets of the Targets to AEGY, fully endorsed for transfer to the Subsidiary.

5.  INDEMNIFICATION AND ARBITRATION

5.1.           Indemnification. The Seller, on the one hand, and the Buyer, on the other hand, (each party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other party shall incur or suffer, including attorneys fees and costs, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2           Arbitration & Governing Law. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of California.

a)        The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of California.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

b)        The law applicable to the arbitration and this Agreement shall be that of the State of California, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

c)        The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

d)   Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

e)   Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

f)   In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

g)  The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

h)  It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6.  GENERAL PROVISIONS.

6.1           FURTHER ASSURANCES.  From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

6.2           WAIVER.  Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.3           BROKERS.  Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

6.4           NOTICES.  All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to Seller, to:

Élan Energy & Water, Inc.
P.O. Box 6162
Burbank, CA 91510

If to Buyer, to:

Alternative Energy Partners, Inc.
1365 N. Courtenay Parkway, Suite A
Merritt Island, FL 32953
The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

6.5           ASSIGNMENT.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

6.6           COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

6.7           REVIEW OF AGREEMENT.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel.  In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

6.8           SCHEDULES.  All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Élan Energy & Water, Inc.

BY:              /s/
Henry Jan
ITS: CEO

Alternative Energy Partners, Inc.

BY: _____/s/_____________________________________
              Gary Reed
ITS: CEO

EXHIBIT A

The identity of the Targets has been omitted until Closing

Exhibit B

Omitted